Exhibit 10.48

FIRST AMENDMENT TO RESEARCH COLLABORATION AND LICENSE AGREEMENT

This First Amendment to the Research Collaboration and License Agreement (this “Amendment”), dated as of August 2, 2024 is entered into by and among Palisade Bio, Inc., a Delaware corporation (“Palisade” or “Licensee”) and Giiant Pharma, Inc., a Canadian federal corporation (“Giiant” or “Licensor”). Each of Licensor and Licensee may be referred to in this Amendment individually as a “Party” and collectively the “Parties.” Capitalized terms not defined in this Amendment will have the meaning ascribed to them in the Original License (as defined below). Additionally, all Capitalized terms defined in this Amendment will be deemed incorporated into and amend the Original Agreement.

RECITALS

WHEREAS, the Parties entered into that certain Research Collaboration and License Agreement effective as of September 1, 2023 (the “Original Agreement”);

WHEREAS, pursuant to the Original Agreement, each Party had certain funding obligations as more fully described and identified in the Original Agreement and Development Budget;

WHEREAS, Palisade has agreed to reduce Giiant’s funding obligations by US$[***] (the “Reduced Contribution”) and has agreed to allow Giiant to retain US$[***] (“2024 Retained SRED Credit”) from the proceeds of its anticipated Scientific Research & Experimental Development Tax Credit (“SRED Credit”) related to activities for the fiscal year ending June 30, 2024 (“2024 SRED Credit”) and to retain US$[***] (“2025 Retained SRED Credit”) from the proceeds of its anticipated SRED Credit related to activities in its fiscal year ending June 30, 2025 (“2025 SRED Credit”) in exchange for Giiant agreeing to a reduction of: (i) US$[***] ([***]x the Reduced Contribution plus the 2024 Retained SRED Credit and 2025 Retained SRED Credit) to the aggregate Milestone Payments; and (ii) US$[***] ([***]x the Reduced Contribution) to the Payment Cap;

WHEREAS, the Parties have agreed to amend the Original Agreement, including the Development Budget, in order to provide that the Reduced Contribution will be paid by Palisade;

WHEREAS, pursuant to the Original Agreement and Development Budget, Giiant has agreed to contribute US$[***] from a Crohn’s & Colitis Foundation grant that it previously received (the “CCF Grant Funds”), of which they have previous contributed US$[***] with the balance of US$[***] to be contributed in the future pursuant to the Development Budget;

WHEREAS, Giiant has obtained a CAD$[***] loan to assist in funding its obligations under the Original Agreement and Development Budget (“Loan”)

WHEREAS, Palisade has agreed that up to an aggregate of US$[***] from the 2024 and 2025 SRED Credits may be pledged as collateral for the repayment of the Loan by Giiant;

WHEREAS, the Parties have agreed that any reference to the Development Budget contained in the Original Agreement will mean the amended and restated Development Budget attached hereto as Exhibit A; and

WHEREAS, the Parties have agreed to additional amendments and restatements to the Original Agreement as provided for herein.

Exhibit 10.48

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Amendments to Original Agreement:
(a)
Section 5.04(d) of the Original Agreement. Section 5.04(d) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(d) Development Expense. Licensee will advance and/or reimburse Licensor up to [***] Dollars (US$[***]) of costs and expenses incurred during the Development Program Term (which such amount can only be increased by the unanimous consent of all members of the JDC) related to the Development of the GT-2108 molecule; inclusive of consultant, personnel and employee costs but exclusive of any value added tax subject to Section 5.04(k) (“VAT Tax”), as provided for in the Development Budget. Advances and/or Reimbursements will be made pursuant to the procedure contained in Section 5.04(g).”

(b)
Section 5.04(f) of the Original Agreement. Section 5.04(f) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(f) Grant/Tax Credit Applications. During the period commencing on the Effective Date and ending after achieving the first Proof of Concept related to the Licensed Compound and Licensed Product, Licensor will use Commercially Reasonable Efforts to apply for and secure research and development grants or tax credits (“R&D Grant/
Credit”) to assist in funding the Development Plan. Upon receipt of an approval with regard to any R&D Grant/Credit, Licensor will promptly notify Licensee that Licensor has received such and the amount of such R&D Grant/Credit. Within five (5) Business Days of receiving the proceeds from such R&D Grant/Credit, Licensor will notify Licensee that such proceeds have been received by Licensor. Licensor will have twelve (12) Business Days from receipt of the R&D Grant/Credit proceeds, to transfer such proceeds to Licensee. If the R&D Grant/Credit proceeds are not received within twelve (12) Business Days of receipt by Licensor, Licensor will be deemed to be in material breach of this Agreement, irrespective of the Cure Period provided for in Section 14.04 and Licensee will be entitled to the remedies set forth in Section 14.06 upon notice and without providing Licensor with the Cure Period.”

(c)
Section 5.04(g) is hereby added to the Original Agreement. Section 5.04(g) is hereby added to the Original Agreement as follows:

“(g) Advances and/or Reimbursements Procedure. Any advances and/or reimbursements to Licensor by Licensee pursuant to the Development Budget, Development Plan and reimbursement of a VAT Tax pursuant to Section 5.04(k), will be made pursuant to the procedures set forth in this Section 5.04(g). On or about the 1st and 15th of each calendar month during the Development Program Term, Licensor will provide to Licensee a schedule detailing the costs, expenses or VAT Tax incurred or to be incurred, including any required deposits or prepayments, related to the Development as well as the party that was or will be paid and such other information as the JDC may reasonably request (each, a “Funding Request”)(in the case of a request to advance a VAT Tax, Licensor will provide the VAT Tax invoice). Upon receipt of a Funding Request (which contains all the information reasonably requested by the JDC), the JDC shall within ten (10) Business Days of receipt of such Funding Request, either: (i), approve such Funding Request provided it is consistent with the Development Budget, Development Plan and the terms of this Agreement (each, an “Approved Payment”) or (ii) request additional information from

Exhibit 10.48

Licensor regarding the items contained in the Funding Request. In the event of an Approved Payment, the JDC will then notify Licensor of the Approved Payment amount and that Licensee is prepared to transfer such amount. Licensor must then provide Licensee written confirmation that it is prepared to receive such Approved Payment, and Licensee shall remit such payment within two (2) Business Days of receiving such confirmation. Upon receipt of the Approved Payment, Licensor will have five (5) Business Days (the “Verification Period”) to submit proof, in such form as reasonably requested by the Licensee, that the Approved Payment has been paid to the respective third parties as described in the Funding Request (“Payment Verification”). If Payment Verification, in such form as reasonably required by Licensee is not provided during the Verification Period, Licensee may provide Licensor with a notice of breach (“Verification Breach”). In the event the Verification Breach is not cured within five (5) Business Days from Licensee’s notification to Licensor of such Verification Breach, irrespective of the longer Cure Period provided for in Section 14.04, Licensor will be deemed in material breach of this Agreement and Licensee will be entitled to the remedies set forth in Section 14.06, upon notice and without providing Licensor with the Cure Period.”

(d)
Section 5.04(h) is hereby added to the Original Agreement. Section 5.04(h) is hereby added to the Original Agreement as follows:

“(h) 2024 SRED Credit Contribution. Upon receipt of the proceeds from the 2024 SRED Credit, Licensor will have five (5) Business Days to notify Licensee that Licensor has received the proceeds from the 2024 SRED Credit and the amount of such proceeds. Licensor will have twelve (12) Business Days from the day Licensor receives the proceeds from the 2024 SRED Credit to submit to Licensee the 2024 SRED Credit proceeds less the amount of the 2024 Retained SRED Credit (“2024 SRED Credit Balance”) with such proceeds to be held by Licensee to pay for development expenses pursuant to the Development Budget. If the 2024 SRED Credit Balance is not received by Licensee within twelve (12) Business Days of Licensor’s receipt of the 2024 SRED Credit proceeds, Licensor will be deemed to be in material breach of this Agreement, irrespective of the Cure Period provided for in Section 14.04 and Licensee will be entitled to the remedies set forth in Section 14.06 upon notice and without providing Licensor with the Cure Period.”

(e)
Section 5.04(i) is hereby added to the Original Agreement. Section 5.04(i) is hereby added to the Original Agreement as follows:

“(i) 2025 SRED Credit Contribution. Upon receipt of the proceeds from the 2025 SRED Credit, if any, Licensor will have five (5) Business Days to notify Licensee that Licensor has received the proceeds from the 2025 SRED Credit and the amount of such proceeds. Licensor will have twelve (12) Business Days from the day Licensor receives the proceeds from the 2025 SRED Credit to submit to Licensee the 2025 SRED Credit proceeds less the amount of the 2025 Retained SRED Credit (“2025 SRED Credit Balance”) with such proceeds to be held by Licensee to pay for development expenses pursuant to the Development Budget. If the 2025 SRED Credit Balance is not received by Licensee within twelve (12) Business Days of Licensor’s receipt of the 2025 SRED Credit proceeds, Licensor will be deemed to be in material breach of this Agreement, irrespective of the Cure Period provided for in Section 14.04 and Licensee will be entitled to the remedies set forth in Section 14.06 upon notice and without providing Licensor with the Cure Period.”

(f)
Section 5.04(j) is hereby added to the Original Agreement. Section 5.04(j) is hereby added to the Original Agreement as follows:

Exhibit 10.48

“(j) Development VAT Taxes. If a VAT Tax or any equivalent tax is required under Applicable Law to be levied on any payment made by Licensor pursuant to a payment related to the Development Plan or Development Budget, Licensee will pay such tax in addition to the sums due under Section 5.04(d), provided that Licensor shall supply a VAT Tax invoice to Licensee and subject to Licensor’s adherence to the procedures contained in Section 5.04(g). Upon receipt of a government reimbursement of any VAT Tax or any equivalent tax related to any VAT Tax invoice previously submitted to, and which funds were advanced by, Licensee, Licensor will have two (2) Business Days to notify Licensee that Licensor has received such proceeds and the amount of such reimbursement. Licensor will have ten (10) Business Days to submit to Licensee all the proceeds from such reimbursement. If the proceeds are not received by Licensee within ten (10) Business Days of Licensor’s receipt of such proceeds, Licensor will be deemed to be in material breach of this Agreement, irrespective of the Cure Period provided for in Section 14.04 and Licensee will be entitled to the remedies set forth in Section 14.06 upon notice and without providing Licensor with the Cure Period.

(g)
Section 9.01(c) of the Original Agreement. Section 9.01(c) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(c) Events Triggering Milestone Payments. Licensee will pay Licensor the following compensation (each, a “Milestone Payment”), subject to the limitations contained in Section 9.03, upon the following milestone events:

Milestone Event	Milestone Payment Amount
The first administration to a patient in a Phase 1b Clinical Trial or Phase 2 Clinical Trial, whichever comes first of any Licensed Technology, Licensed Compound or Licensed Product.

[***] U.S. Dollars (US$[***]), at Licensee’s sole and absolute discretion in either cash and/or Common Stock (or any combination thereof) with such Common Stock being valued on the third (3rd) Trading Day after the Public Announcement of such milestone event

The completion of the first Phase 2 Clinical Trial which meets its primary endpoint of statistical significant efficacy allowing the Parties to proceed with the first Phase 3 Clinical Trial of any Licensed Technology, Licensed Compound or Licensed Product.

[***] U.S. Dollars (US$[***]) at Licensee’s sole and absolute discretion in either cash and/or Common Stock (or any combination thereof), with such Common Stock being valued on the third (3rd) Trading Day after the Public Announcement of such milestone event.”

(h)
Section 9.03 of the Original Agreement. Section 9.03 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Section 9.03 Royalty and Milestone Cap. Royalty Payments and Milestone Payments will be subject to an aggregate cap of [***]U.S. Dollars (US$[***]), subject to adjustment as follows: (i) if advances and/or reimbursements as described in Section 5.04(d) are greater than [***] U.S. Dollars (US$[***]), the payment cap will be decreased by the amount of such overage or (ii) if advances and/or reimbursements as described in Section 5.04(d) are less than [***] U.S. Dollars (US$[***]), the payment cap will be increased by the amount of such savings

Exhibit 10.48

(“Payment Cap”); provided however that in the event this Agreement is terminated by Licensee pursuant to Section 14.03 or Section 14.04, all costs and expenses incurred by Licensee related to achieving Proof of Concept will also be deducted from the Payment Cap.”

(i)
Section 14.04 of the Original Agreement. Section 14.04 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Section 14.04 Termination for Material Breach. Except as specifically stated herein, either Party (the “Non-breaching Party”) may terminate this Agreement at any time during the Term in its entirety in the event that the other Party (the “Breaching Party”) has materially breached the Agreement and such material breach has not been cured within ninety (90) days after receipt of written notice of such breach by the Breaching Party from the Non-Breaching Party (the “Cure Period”); provided however that upon the Payment Cap being achieved, Licensor will no longer be able to terminate this Agreement, for any reason; provided further that such Cure Period will not apply to any Section(s) that specifically provide for a different cure period, if any, including but not limited to Section 5.04(f) through and including Section 5.04(j), in which case Licensee will have the right to terminate this Agreement immediately, subject to any notice or cure period, if any, contained in such Sections. The written notice, if applicable, describing the alleged material breach shall provide sufficient detail to put the Breaching Party on notice of such material breach, unless the Cure Period is not applicable. Any termination of this Agreement pursuant to this Section 14.04 shall become effective at the end of the Cure Period, if applicable, or such other time as provided for in this Agreement, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period, if any, or, if such material breach is not susceptible to cure within the Cure Period, if applicable, then the Non-Breaching Party’s right of termination shall be suspended only if and for so long as the Breaching Party has provided to the Non-Breaching Party a written plan that is reasonably calculated to effect a cure of such material breach, such plan is accepted by the Non-Breaching Party (such acceptance not to be unreasonably withheld, conditioned, or delayed), and the Breaching Party commits to and carries out such plan as provided to the Non-Breaching Party. The right of either Party to terminate this Agreement as provided in this Section 14.04 shall not be affected in any way by such Party’s waiver of or failure to take action with respect to any previous breach under this Agreement. Notwithstanding anything to the contrary, the Cure Period, if applicable, for any dispute (each, a “Dispute”) will run from the date that written notice, containing the required description of such material breach, was first provided to the Breaching Party by the Non-Breaching Party through the resolution of such Dispute pursuant to Article XV, and it is understood and acknowledged that, during the pendency of a dispute, all of the terms and conditions of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations under this Agreement. Any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the Dispute shall be promptly refunded if it is determined pursuant to Article XV that such payments are to be refunded by one Party to the other Party.”

(j)
Section 14.06(c) of the Original Agreement. Section 14.06(c) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(c) If Licensee elects to have the rights and obligations pursuant to ARTICLE II and ARTICLE XI survive, subject to each Party’s rights to make claims against the other, the Parties’ rights and obligations under ARTICLE IX will also survive; provided however that if Licensee terminates this Agreement as a result of Licensor’s breach of any of Section 5.04(f) through and including Section 5.04(k), Licensee’s obligations under ARTICLE IX will terminate and Licensor will not be entitled to any Milestone Payments or Royalty Payments and all of

Exhibit 10.48

Licensor’s other rights under this Agreement, if any, will terminate except as specifically stated herein;”

2.
Representations and Warranties of the Licensor. The Licensor hereby represents and warrants to Licensee that each of the following representations and warranties are true, correct and complete as of the date of this Amendment:
(a)
The Licensor has all requisite corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby. The execution and delivery by the Licensor of this Amendment and the consummation by the Licensor of the agreements contemplated hereby have been duly authorized by all necessary corporate action on the part of the Licensor. No other corporate proceedings on the part of the Licensor are necessary to authorize this Amendment or to consummate the actions contemplated by this Amendment. This Amendment has been duly executed and delivered by the Licensor and, assuming the due authorization, execution and delivery by Licensee, this Amendment constitutes a legal, valid and binding obligation of the Licensor, enforceable against the Licensor in accordance with its terms.
(b)
None of the execution, delivery or performance by the Licensor of this Amendment or the consummation by the Licensor of the actions contemplated hereby does or will (a) contravene or conflict with the Licensor’s constituting documents, (b) contravene or conflict with or constitute a violation of any provision of any Applicable Laws binding upon or applicable to the Licensor or to any of its respective properties, rights or assets (c) (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Licensor or to a loss of any material benefit to which the Licensor is entitled, in the case of each of clauses (i) – (iv), under any provision of any contract or other instrument or obligations binding upon the Licensor or any of its respective properties, rights or assets, (d) result in the creation or imposition of any lien on any of the Licensor’s properties, rights or assets, or (e) require any consent, approval or waiver from any party pursuant to any provision of the Licensor’s constituting documents that has not been obtained.
3.
Representations and Warranties of the Licensee. The Licensee hereby represents, and warrants to the Licensor that each of the following representations and warranties are true, correct and complete as of the date of this Amendment:
(a)
The Licensee has all requisite corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby. The execution and delivery by the Licensee of this Amendment and the consummation by the Licensee of the agreements contemplated hereby have been duly authorized by all necessary corporate action on the part of the Licensee. No other corporate proceedings on the part of the Licensee are necessary to authorize this Amendment or to consummate the actions contemplated by this Amendment. This Amendment has been duly executed and delivered by the Licensee and, assuming the due authorization, execution and delivery by Licensor, this Amendment constitutes a legal, valid and binding obligation of the Licensee, enforceable against the Licensee in accordance with its terms.
(b)
None of the execution, delivery or performance by the Licensee of this Amendment or the consummation by the Licensee of the actions contemplated hereby does or will (a) contravene or conflict with the Licensees certificate of incorporation or bylaws, (b) contravene or conflict with or constitute a violation of any provision of any Applicable Laws binding upon or applicable to the Licensee or to any of its respective properties, rights or assets (c) (i) require consent, approval or waiver under, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of

Exhibit 10.48

time or both), (iii) violate, (iv) give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Licensee or to a loss of any material benefit to which the Licensee is entitled, in the case of each of clauses (i) – (iv), under any provision of any contract or other instrument or obligations binding upon the Licensee or any of its respective properties, rights or assets, (d) result in the creation or imposition of any lien on any of the Licensee’s properties, rights or assets, or (e) require any consent, approval or waiver from any party pursuant to any provision of the Licensee’s certificate of incorporation or bylaws.
4.
Date of Effectiveness; Limited Effect. This Amendment will become effective as of the date first written above (the "Amendment Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Original Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Original Agreement, except for: (i) the Development Budget or (ii) such other sections, as required to carry out the intent of the Parties contained in this Amendment, or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Original Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Original Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Original Agreement, will mean and be a reference to the Original Agreement as amended by this Amendment.
5.
No Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.
6.
Miscellaneous.
(a)
Entire Agreement. The Original Agreement, as amended by this Amendment and to the extent required to carry out the intent of the Parties as set forth in this Amendment, sets forth the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.
(b)
Ratification. Except as amended hereby, the terms and provisions of the Original Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall govern, supersede, and control.
(c)
Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.
(d)
Governing Law. This Amendment and all disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the ARTICLE XV of the Original Agreement.

Exhibit 10.48

[Signature Page Follows]

* * * * *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the day and year first above written.

Licensor:

GIIANT PHARMA, INC.

By: /s/ Christophe Mellon
Name: Christophe Mellon
Title: CEO

Licensee:

PALISADE BIO, INC.

By: /s/ J.D. Finley
Name: J.D. Finley
Title: CEO

EXHIBIT A

AMENDED AND RESTATED DEVELOPMENT BUDGET

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